Exhibit 8.1

LIST OF SIGNIFICANT SUBSIDIARIES OF SIBANYE GOLD LIMITED

(AS OF DECEMBER 31, 2012)

Agrihold Proprietary Limited, incorporated in South Africa

Bushbuck Ventures Proprietary Limited, incorporated in South Africa

Sibanye Gold Shared Services Proprietary Limited, incorporated in South Africa

Sibanye Gold Security Services Limited, incorporated in South Africa

Goldfields Technical Security Management Proprietary Limited, incorporated in South Africa

Golden Hytec Farming Proprietary Limited, incorporated in South Africa

Golden Oils Proprietary Limited, incorporated in South Africa

Living Gold Proprietary Limited, incorporated in South Africa

Milen Mining Proprietary Limited, incorporated in South Africa (formerly Gold Fields Trust Proprietary Limited)

M Janse Van Rensburg Proprietary Limited, incorporated in South Africa

Oryx Ventures Proprietary Limited, incorporated in South Africa

St Helena Hospital Proprietary Limited, incorporated in South Africa

West Driefontein Gold Mining Company Limited, incorporated in South Africa

Witwatersrand Deep Investments Limited, incorporated in South Africa

Sibanye Gold Business Leadership Academy Proprietary Limited, incorporated in South Africa